UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 11, 2021

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue	Suite 550	Irvine	CA	92612
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Officer
On and effective as of January 11, 2021, the Board of Directors of Sabra Health Care REIT, Inc., a Maryland corporation (the “Company”), appointed Michael Costa to serve as Executive Vice President - Finance and Chief Accounting Officer until his successor is duly elected and qualifies. In this position, Mr. Costa will serve as the Company’s Principal Accounting Officer. Mr. Costa, age 42, currently serves as the Company’s Executive Vice President - Finance, a position he has held since August 2017. Previously, Mr. Costa held various leadership positions overseeing the Company’s accounting and finance functions since Sabra’s inception in November 2010.
In connection with his appointment as Chief Accounting Officer, Mr. Costa’s annual base salary will be increased from $340,704 to $400,000. There are no arrangements or understandings between Mr. Costa and any other person pursuant to which Mr. Costa was appointed as Executive Vice President - Finance and Chief Accounting Officer, and there are no transactions in which Mr. Costa has an interest that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Costa and any director or other executive officer of the Company.
Appointment of Director
On and effective as of January 11, 2021, the Company’s Board of Directors increased the size of the Company’s Board of Directors from ten to eleven directors and appointed Katie Cusack to serve as a member of the Board of Directors until the Company’s 2021 Annual Meeting of Stockholders and until her successor is duly elected and qualifies.
As a non-employee director, Ms. Cusack will receive compensation in the same manner as the Company’s other non-employee directors, in accordance with the Company’s Directors’ Compensation Policy, which is attached as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 24, 2020, which exhibit is incorporated herein by this reference.
There is no arrangement or understanding between Ms. Cusack and any other persons pursuant to which Ms. Cusack was appointed as a director, and Ms. Cusack has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure
On January 12, 2021, the Company issued press releases announcing the appointment of Mr. Costa as Executive Vice President - Finance and Chief Accounting Officer and the appointment of Ms. Cusack to the Board of Directors, as set forth in Item 5.02 of this Current Report on Form 8-K.
Copies of the press releases regarding the appointments of Mr. Costa and Ms. Cusack are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated January 12, 2021.

99.2	Press Release dated January 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Date: January 12, 2021